UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Ivanhoe Energy Inc. (the “Company”) announced that the Company has entered into an agreement with founder Robert Friedland dated February 10, 2015 to provide the Company with a further US$2.37 million (approximately C$3.0 million) secured bridge loan.

The new funds to be received from Mr. Friedland are in addition to the US$2.2 million (approximately C$2.8 million) secured bridge loan provided by Mr. Friedland in October 2014, details of which are contained in the Company’s October 10, 2014 news release, and an additional US$540,000 secured bridge loan in December 2014, details of which are contained in the Company’s December 30, 2014 news release, and brings the principal amount of Mr. Friedland’s secured bridge loan to US$5.11 million.

All of the loan will be used to satisfy the Company’s current obligations, including significant statutory severance payments in Ecuador and to reduce the Company’s trade payables.

The Company expects that its severance obligations in Ecuador will total approximately US$883,000. These severance obligations are recorded with the Ministry of Labor and their payment is mandatory. Other obligations in Ecuador amounting to US$277,000 include government fees for terminating the Specific Services Contract as well as costs associated with completing studies for government environmental audits required for the Company to fulfill its obligations under the termination agreement for the Specific Services Contract. In addition, the Company will make total payments of approximately US$1.2 million to companies controlled by Mr. Friedland for unsecured trade payables that are in arrears dating back to April 2014. These affiliated companies provided aircraft and capital markets advisory services to the Company during 2014.

The bridge loan bears interest at the rate of 10% per annum, with a maturity of six months from the initial date of advance on October 10, 2014. Mr. Friedland’s loan is secured by a first charge against the assets of the Company, with the exception of all assets and subsidiaries of Ivanhoe Energy Latin America.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 11, 2015

99.2 Press Release dated February 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 17, 2015

IVANHOE ENERGY INC.
By:	“William Parry”
Name: William Parry Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated February 11, 2015
99.2	Press Release dated February 12, 2015